UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2022
AFFILIATED MANAGERS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)
777 South Flagler Drive, West Palm Beach, Florida 33401
(Address of principal executive offices)
(800) 345-1100
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	Results of Operations and Financial Condition.
On August 1, 2022, Affiliated Managers Group, Inc. (the “Company”) issued a press release setting forth its financial and operating results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto, except for such portions which are filed, as noted below under Item 9.01.

ITEM 8.01	Other Events.
The press release announced that the Company’s Board of Directors authorized and declared a quarterly dividend of $0.01 per share of common stock, payable August 25, 2022 to stockholders of record as of the close of business on August 11, 2022.

ITEM 9.01	Financial Statements and Exhibits.

(d)Exhibits.
The financial highlights table set forth on page 1 and the financial tables set forth on pages 3 through 8 in Exhibit 99.1 hereto are “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended. The remaining information in Exhibit 99.1 is being “furnished” to the Securities and Exchange Commission as provided pursuant to General Instruction B.2 of Form 8-K.

Exhibit No.	Description

99.1	Earnings Press Release issued by the Company on August 1, 2022
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: August 1, 2022	By:	/s/ David M. Billings
		Name:	David M. Billings
		Title:	General Counsel and Secretary

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